Exhibit 99.1

PR Newswire

Transfix Reports Record Third Quarter 2021 Results

November 30, 2021

NEW YORK, Nov. 30, 2021 /PRNewswire/ -- Transfix, Inc. ("Transfix"), a leading next-generation digital freight platform, today announced financial results for the three and nine months ended September 30, 2021.

Third Quarter 2021 Financial Results:

•	Total Revenue increased 76% to $81 million from the third quarter of 2020.
•	Gross Profit increased 160% to $3.9 million from the third quarter of 2020.
•	Adjusted Gross Profit [1] increased 172% to $4.3 million from the third quarter of 2020.
•	Gross Profit margin was 4.7%, 150 bps higher than the third quarter of 2020.
•	Adjusted Gross Profit margin [1] was 5.3%, 190 bps higher than the third quarter of 2020.

(1)  Adjusted Gross Profit and Adjusted Gross Profit margin are Non-GAAP financial measures, please see "Non-GAAP Financial Measures" below.

2021 Year-to-Date Financial Results:

•	Total Revenue increased 73% to $208 million from the same period in 2020.
•	Gross Profit increased 173% to $11.8 million from the same period in 2020.
•	Adjusted Gross Profit [2] increased 187% to $12.9 million from the same period in 2020.
•	Gross Profit margin was 5.7%, 210 bps higher than the same period in 2020.
•	Adjusted Gross Profit margin [2] was 6.2%, 250 bps higher than the same period in 2020.

(2)  Adjusted Gross Profit and Adjusted Gross Profit margin are Non-GAAP financial measures, please see "Non-GAAP Financial Measures" below.

Recent Highlights:

•              Transfix announced its intention to go public through a business combination with G Squared Ascend I Inc. ("G Squared Ascend I"), a special purpose acquisition company sponsored by affiliates of G Squared, a growth-stage venture capital fund manager focused on the technology sector.

•              Transfix expanded and strengthened its leadership team with key hires including Sophie Dabbs as Chief Commercial Officer, Rachel Meranus as Chief Marketing Officer, and Nicholas Smolansky as General Counsel and Corporate Secretary.

•              Transfix expanded its footprint with an office in Atlanta, a burgeoning hub for technology and logistics, and an epicenter for the movement and distribution of freight.

•              Transfix was named to FreightWaves' FreightTech Top 100, which highlights innovation and disruption in the freight industry, for the fourth consecutive year.

•              Transfix earned a "Great Place to Work Certification™", an honor based on the experiences of current Transfix employees.

Comments on the News:

"Despite continued disruption in global shipping markets, Transfix stayed focused on delivering superior value to shippers and carriers to keep critical supply chains moving. In the third quarter of 2021, we delivered record revenue and volume, while also delivering against many of our core initiatives related to automation and product expansion. These results highlight the positive momentum at Transfix as we continue to focus on sustainable growth while empowering shippers and carriers to move freight as efficiently as possible," said Lily Shen, President & Chief Executive Officer at Transfix.

"Our solid third quarter results are a testament to the strategic, mission-critical nature of our solutions and the resiliency of our business," said Christian Lee, Chief Financial Officer of Transfix. "We are excited about the continued momentum in the business and the opportunities for continued investment in future growth."

Financial Results:

	Three months ended Sept 30		Nine months ended Sept 30
$000's	2021	2020	2021	2020
Revenue	$81,433	$46,187	$208,125	$120,533
Purchased Transportation	77,128	44,603	195,242	116,039
Internal use software amortization(1)	444	98	1,054	162
Gross profit	3,861	1,486	11,829	4,332
Gross profit margin	4.7%	3.2%	5.7%	3.6%
Add: Internal use software amortization	444	98	1,054	162
Adjusted gross profit (2)	$4,305	$1,584	$12,883	$4,494
Adjusted gross profit margin (2)	5.3%	3.4%	6.2%	3.7%

(1) Internal use software amortization is included as a component of technology expense in the statement of operations.

(2) See the "Non-GAAP Financial Measures" section of this release for the definition and a discussion of each Non-GAAP financial measure.

Public Listing Process Update:

Transfix's planned business combination with G Squared Ascend I (NYSE: GSQD), a special purpose acquisition company, continues to progress and is expected to close in the first quarter of 2022.

Transfix Holdings, Inc. filed an initial registration statement on Form S-4 with the U.S. Securities and Exchange Commission ("SEC") on November 12, 2021. Further updates will be provided to the market as amendments to the Form S-4 are filed, and when the Form S-4 is declared effective by the SEC.

Use of Non-GAAP Financial Measures

This release includes the following non-GAAP financial measures: adjusted gross profit and adjusted gross profit margin. Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures that management uses in its financial and operational decision-making and evaluation of operating performance. Adjusted gross profit is calculated as gross profit excluding the amortization of internal-use software costs. It is also calculated as revenue less purchased transportation costs. Adjusted gross profit margin is calculated as adjusted gross profit divided by total revenue. Management believes these measures are important profitability measurements and are useful measures of Transfix's ability to source and sell services that are provided by third parties.

Non-GAAP metrics are not calculated in accordance with GAAP and should not be considered an alternative to any measures of financial performance calculated and presented in accordance with GAAP. Other companies may calculate these non-GAAP metrics differently.

For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see "Financial Results" included above.

Important Information and Where to Find It

In connection with the proposed business combination involving G Squared Ascend I Inc. ("G Squared Ascend I") and Transfix, Inc. ("Transfix"), Transfix Holdings, Inc. ("Transfix Holdings") has filed a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"). The Registration Statement includes a proxy statement of G Squared Ascend I and a prospectus of Transfix Holdings. Additionally, G Squared Ascend I and Transfix Holdings will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC's website at www.sec.gov. Security holders of G Squared Ascend I are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination and related matters. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication.

Participants in the Solicitation

G Squared Ascend I and its directors and officers may be deemed participants in the solicitation of proxies of G Squared Ascend I's stockholders in connection with the proposed business combination. Transfix and its officers and directors may also be deemed participants in such solicitation. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of G Squared Ascend I's executive officers and directors in the solicitation by reading G Squared Ascend I's final prospectus for its initial public offering filed with the SEC on February 8, 2021, and the proxy statement/prospectus and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of G Squared Ascend I's participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement/prospectus relating to the business combination when it becomes available.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities in respect of the proposed business combination and shall not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

The information in this communication may contain statements that are not historical facts but are "forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and within the meaning of "safe harbor" provisions under the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included in this communication, regarding G Squared Ascend I's proposed business combination with Transfix, G Squared Ascend I's ability to consummate the transaction, the benefits of the transaction and the combined company's future financial performance, as well as the combined company's strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, G Squared Ascend I and Transfix disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication. G Squared Ascend I and Transfix caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of either G Squared Ascend I or Transfix. In addition, G Squared Ascend I and Transfix caution you that the forward-looking statements contained in this communication are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against G Squared Ascend I or Transfix following announcement of the transactions; (iii) the inability to complete the business combination due to the failure to obtain approval of the shareholders of G Squared Ascend I, or other conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts G Squared Ascend I's or Transfix's current plans and operations as a result of the announcement of the transactions; (v) Transfix's ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Transfix to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; (viii) rollout of Transfix's business and the timing of expected business milestones, (ix) the effects of competition on Transfix's business, (x) supply shortages in the materials necessary for the production of Transfix's products, (xi) risks related to original equipment manufacturers and other partners being unable or unwilling to initiate or continue business partnerships on favorable terms, (xii) the termination or reduction of government clean energy and electric vehicle incentives, (xiii) delays in the construction and operation of production facilities, (xiv) the amount of redemption requests made by G Squared Ascend I's public stockholders, (xv) changes in domestic and foreign business, market, financial, political and legal conditions, and (xvi) the possibility that Transfix may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this communication, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. You should carefully consider the risks and uncertainties described in the "Risk Factors" section of G Squared Ascend I's final prospectus filed on February 8, 2021, and Quarterly Reports on Form 10-Q, in each case, under the heading "Risk Factors," and other documents of G Squared Ascend I filed, or to be filed, including the proxy statement/prospectus, with the SEC. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in G Squared Ascend I 's periodic filings with the SEC, including G Squared Ascend I's final prospectus for its initial public offering filed with the SEC on February 8, 2021. G Squared Ascend I's SEC filings are available publicly on the SEC's website at www.sec.gov.

About Transfix

Transfix is a market-leading, next-generation freight platform transforming the traditional and digital freight sector while bringing transparency, trust, and sustainability to the transportation ecosystem. The company combines deep industry expertise and a world-class class carrier network with advanced technology. The result? Competitive pricing, superior service and reliability, and an intelligent platform designed to optimize the supply chain from start to finish. Today, some of the world's most recognized brands rely on Transfix's trusted carrier network. Transfix was named one of Forbes' "Next Billion-Dollar Startups" and is headquartered in the heart of New York City. For more information, visit www.transfix.io

Investor Relations Contacts:

Emerson Verrier
VP of Finance & IR
Transfix
investors@transfix.io

Media Contact:

Chelsea Horn
Carve Communications
chelsea@carvecomms.com